(PROSPECTUS SUPPLEMENT NO. 1)                   Filed pursuant to Rule 424(b)(3)
(To Prospectus dated October 24, 2001)                Registration No. 333-67506


                                  $400,000,000
                                   Enzon, Inc.

                 4 1/2% Convertible Subordinated Notes Due 2008

                 ----------------------------------------------


This Prospectus Supplement No. 1 supplements and amends the Prospectus dated October 24, 2001 relating to the 4 1/2% Convertible Subordinated Notes due 2008 of Enzon, Inc. and the shares of common stock into which the notes are convertible, at various times at market prices prevailing at the time of sale or at privately negotiated prices.

The table on pages 38 through 40 of the prospectus, which set forth information with respect to the selling holders and the respective amounts of notes beneficially owned by each selling holder is hereby amended as follows:

         The deletion from the prospectus of:

              Morgan Stanley & Co...............................   $30,000,000

              RAM Trading Ltd...................................      $500,000

              Any Other Holder of Notes or Future Transferee
                 from any Such Holder...........................   $21,190,000

         and the substitution of the following:

              CALAMOS(R)Market Neutral Fund -
                 CALAMOS(R)Investment Trust.....................     $7,000,000

              Consulting Group Capital Market Funds.............      $500,000

              Forest Fulcrum Fund L.L.P.........................      $400,000

              Forest Global Convertible Fund Series A-5.........    $1,875,000

              Forest Alternative Strategies II .................       $30,000

              HFR Master Fund, Ltd..............................       $50,000

              KBC Financial Products USA........................    $2,500,000

              LLT Limited.......................................      $100,000

              Lyxor Master Fund.................................      $300,000

              Morgan Stanley & Co...............................   $15,000,000

              RAM Trading Ltd...................................   $15,500,000

              RBC Capital Services c/o
                 Forest Investment Management L.L.C.............       $10,000

              Zurich Master Hedge Fund c/o
                 Forest Investment Management L.L.C.............       $85,000

              Any Other Holder of Notes or Future Transferee
                 from any Such Holder...........................    $8,340,000



The prospectus, together with this Prospectus Supplement No. 1, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to offers and sales of the notes and the common stock issuable upon conversion of the notes. All reference in the prospectus to "this prospectus" are hereby amended to read "this prospectus (as supplemented and amended)"

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


           The date of this Prospectus Supplement is October 31, 2001.